                                                                   EXHIBIT 10.23


                             JOINT VENTURE AGREEMENT

                                 BY AND BETWEEN

                        UNION OIL COMPANY OF CALIFORNIA

                                       AND

                           IVANHOE ENERGY (USA), INC.

                              EFFECTIVE JULY 1,2001

                               CRESLENN RANCH AREA

                             HENDERSON COUNTY, TEXAS

STATE OF TEXAS
COUNTY OF HENDERSON

                            JOINT VENTURE AGREEMENT

     THIS JOINT VENTURE AGREEMENT ("JVA") is made and entered as of the Effective Date, by and between UNION OIL COMPANY OF CALIFORNIA, a California corporation ("UNOCAL"), and IVANHOE ENERGY (USA) INC., a Nevada corporation ("IVANHOE"), UNOCAL and IVANHOE sometimes referred to individually as a "Party" or collectively as the "Parties."

     WITNESSETH, THAT:

     WHEREAS, UNOCAL represents, but does not warrant, that it owns the UNOCAL Leases, as set forth on Exhibit "B" attached hereto and made a part hereof; and,

     WHEREAS, IVANHOE represents, but does not warrant, that it owns the IVANHOE Leases, as set forth on Exhibit "C" attached hereto and made a part hereof; and,

     WHEREAS, it is the desire of the Parties to jointly explore and develop the Participation Area for the production of oil and/or gas and other hydrocarbon substances.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, it is understood and agreed by and between the Parties as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     For purposes of this JVA the terms listed below shall have the following meanings:

1.1 ACTUAL DRILLING OPERATIONS - shall be deemed to have commenced when a dirrick, a rig and machinery capable of drilling to a depth sufficient to test a prospective oil and/or gas horizon have been erected, and when such well has been spudded in and the rotary bit is rotating under power.

1.2 AFFILIATE - shall mean any company or other entity which (i) controls, (ii) is controlled by or (iii) is under common control with one of the Parties. For the purpose of this definition, control shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the stock or other units of ownership having the right to vote for the election of directors of such company or other entity.

1.3 AREA OF MUTUAL INTEREST or AMI - shall have the meaning given in Paragraph
5.1 hereinbelow.

1.4 AMI COST ALLOCATION - shall have the meaning given in Paragraph 5.2 hereinbelow.

1.5 EFFECTIVE DATE - shall mean the effective date of this JVA, being 7:00 a.m., Central Standard Time, July 1,2001.

1.6 LEASE - shall mean and include an oil and gas lease and any oil, gas and mineral lease or any other instrument granting the right to explore for, drill and take oil, gas and other minerals.

1.7 IVANHOE LEASES - shall mean those Leases listed on Exhibit "C" attached hereto and made a part hereof, INSOFAR AND ONLY INSOFAR as located within the geographical confines of the Participation Area.

1.8 MINERAL INTEREST - shall mean a fee interest, leasehold interest, mineral interest, royalty interest, or the contractual right or option to earn or acquire a leasehold, fee interest, mineral interest, or royalty interest, or any renewal thereof (unless a Party previously elected not to participate in a rental or acquisition with respect thereto).

1.9 NON-PROPOSING PARTY - shall mean the Party or Parties receiving the Prospect Proposal referenced in Paragraph 4.2 hereinbelow.

1.10 PARTICIPATION AREA - shall refer to the Creslenn Ranch Area and comprising 10,433 acres, more or less, and as further shown outlined in red on the plat attached hereto and made a part hereof as Exhibit "A."

1.11 PARTICIPATION ELECTION DATE - shall mean thirty (30) days after receipt of the Prospect Proposal by the Non-Proposing Party, as referred to in Paragraph
4.3 hereinbelow.

1.16 PARTICIPATION INTEREST - shall mean the share or interest of each Party under this JVA, and as of the Effective Date the Participation Interests of UNOCAL and IVANHOE are established at 50% each.

1.17 PARTY and PARTIES - shall refer to UNOCAL and IVANHOE and their successors and assigns under this JVA.

1.18 JOINT OPERATING AGREEMENT ("JOA") - shall mean the joint operating agreement referred to in Paragraph 4.4, a form of which is attached hereto and made a part hereof as Exhibit "E."

1.19 PROPOSING PARTY - shall mean the Party proposing the drilling of a Prospect Well by written notice to the other Party, as referenced in Paragraph 4.2 hereinbelow.

1.20 PROSPECT AREA - shall mean the area designated in the Prospect Proposal around a Prospect Well, which area so designated shall (i) cover the geographic outline of the area believed, based upon technical interpretation of seismic and/or well data to be productive of oil and/or gas, and (ii) cover all depths below the surface of the ground, unless limited by depth in any lease within the Prospect Area. Notwithstanding the foregoing, unless otherwise mutually agreed upon by the Parties, no Prospect Area shall be considered greater than 710 acres. In the case of a Prospect Area which overlaps a previously designated Prospect Area, the depths within the overlapping portion which were included in the previously designated Prospect Area shall be excluded from the subsequent Prospect Area.

1.22 PROSPECT WELL PROPOSAL - shall mean a written proposal to drill a Prospect Well, which shall include the following information with regard to the Prospect Well and Prospect Area: (i) the proposed surface and bottom hole location of the Prospect Well; (ii) the name(s) and projected depth(s) of the objective zone(s) for the Prospect Well; (iii) the projected total depth of the Prospect Well, (iv) all applicable details regarding directional drilling; (v) the proposed date for commencing the Prospect Well; (vi) a reasonably detailed estimate of dry hole costs and completed well costs; and (vii) a plat showing the geographical configuration of the proposed Prospect Area.

1.23 PROSPECT WELL - shall mean the well proposed in the Prospect Well Proposal.

1.24 UNOCAL LEASES - shall mean those Leases listed on Exhibit "B" attached hereto and made a part hereof, INSOFAR AND ONLY INSOFAR as located within the geographical confines of the Participation Area.

                                   ARTICLE 2.
                                    EXHIBITS

2.1 EXHIBITS The following exhibits, attached hereto, are incorporated herein and made a part hereof for all purposes, to-wit:


     EXHIBIT "A"       AMI/Participation Area Plat
     EXHIBIT "B"       UNOCAL Leases
     EXHIBIT "C"       IVANHOE Leases
     EXHIBIT "D"       Partial Assignment of Oil, Gas and Mineral Leases
     EXHIBIT "E"       JOA Form

                                   ARTICLE 3.
                         CROSS ASSIGNMENT OF LEASEHOLD

3.1 ASSIGNMENT Simultaneously with the execution hereof, UNOCAL shall assign to IVANHOE, without warranty of title, express or implied, even for the return of the purchase price, except by, through or under UNOCAL, fifty percent (50%) of UNOCAL's interest in the UNOCAL Leases, and IVANHOE shall assign to UNOCAL, without warranty of title, express or implied, even for the return of the purchase price, except by, through or under IVANHOE, fifty percent (50%) of IVANHOE's interest in the IVANHOE Leases, both using the form of Act of Partial Assignment attached hereto and made a part hereof as Exhibit "D." UNOCAL hereby represents that it has not burdened the UNOCAL Leases with burdens beyond the lessor's royalty. IVANHOE hereby represents that the IVANHOE Leases are burdened by i) that certain Assignment of Net Profits Interest dated effective December 14, 2000 by and between IVANHOE, as Assignor, and Geneve Energy Partners, L.L.C., a Texas Limited Liability Company, as Assignee, and ii) the obligation of IVANHOE to deliver to R.A.M. Energy, Inc. and TriOks Exploration Co., LLC, collectively, an overriding royalty equal to the difference between existing burdens and 22%. Other then the foregoing, IVANHOE hereby represents that it has not burdened the IVANHOE Leases with burdens beyond the lessor's royalty.

                                   ARTICLE 4.
                            DRILLING AND DEVELOPMENT
                        PROSPECT WELLS AND PROSPECT AREAS

4.1 PROSPECT MEETINGS Subject to Paragraph 4.7 hereof, at any time after the execution of this JVA and during the term of this JVA, any Party may initiate the process of proposing a Prospect Well by calling for a meeting ("Prospect Meeting"). Unless otherwise agreed, the Prospect Meeting shall be called by notice to the Non-Proposing Party (which notice shall be in writing, shall designate the time and place of the Prospect Meeting and shall be delivered to the Non-Proposing Party at least ten (10) days prior to the Prospect Meeting). The Party who called the Prospect Meeting shall present its planned Prospect Well Proposal at the Prospect Meeting.

4.2 PROSPECT WELL PROPOSALS Subject to Paragraph 4.7 hereof, at any time at, during or after a Prospect Meeting, either Party ("Proposing Party") may make a Prospect Well Proposal by written notice to the other Party ("Non-Proposing Party"). The Prospect Well Proposal should be similar to that presented at the Prospect Meeting, but may be revised or modified.

4.3 PROSPECT ELECTION The Non-Proposing Party shall have thirty (30) days after receipt of the Prospect Well Proposal to give written notice to the Proposing Party of its election to participate or not participate in the drilling of the Prospect Well ("Participation Election Date").

4.4 PROSPECT OPERATIONS All operations hereunder shall be governed in accordance the terms and conditions of that certain Joint Operating Agreement (the "JOA") attached hereto as Exhibit "E" and made a part hereof. The Parties shall execute the JOA simultaneously with the execution hereof. UNOCAL shall be designated Operator under the JOA. In the event of a conflict between the terms and conditions of this Agreement and the JOA, the terms and conditions of this Agreement shall prevail.

4.5 INITIAL PROSPECT EXPLORATORY WELL Notwithstanding anything to the contrary in the JOA, in the event that a Party does not participate in the initial test well of a Prospect, then upon commencement of Actual Drilling Operations thereon, the non-participating Party shall assign all of its leasehold interest in and to the Prospect Area to the participating Party(s); however, in no event shall a Party be required to assign leasehold to the extent that same is currently producing from another Prospect Area.

4.6 FAILURE TO PROCEED If Actual Drilling Operations are not commenced for the Prospect Well within one hundred and twenty (120) days from the Participation Election Date, the Prospect Proposal shall be deemed to not have been made and the Leases within the former Prospect Area shall again be subject to the terms and provisions of this JVA.

4.7 PROSPECT WELL PROPOSAL LIMITATIONS Except for (I) a development well, or an operation (ii) must be carried out to comply with the terms and conditions of a lease, or (iii) is considered a lease maintenance operation, or (iv) to earn a lease or interest therein under an agreement that would otherwise expire unless such operations are conducted, there shall be no more than one (1) outstanding Prospect Well Proposal from either Party at any one time unless both Parties mutually agree to a second Prospect Well Proposal. A Prospect Well Proposal shall be deemed to be "outstanding" for purposes of this Paragraph 4.7 from the time of the receipt of the Prospect Well Proposal by the Non-Proposing Party, unless withdrawn, until the completion or abandonment (temporary or permanent) of the Prospect Well, regardless of whether the Non-Proposing Party elects to participate; provided however, if a current Prospect Well Proposal is outstanding for more than forty-five (45) days, a second or further Prospect Well Proposal may be made. Development wells may be proposed and operations conducted thereon in accordance with the JOA, without the restriction of this
Section 4.7. For purposes hereof, a development well is one drilled as an offset to a producing well or to define the limits of a discovery.


                                   ARTICLE 5.
                             AREA OF MUTUAL INTEREST

5.1 ESTABLISHMENT/DURATION Effective as of the Effective Date, UNOCAL and IVANHOE do hereby establish an Area of Mutual Interest ("AMI") covering the Participation Area, subject to lands being excluded as provided below. The AMI shall terminate on December 31, 2003 and be of no further force and effect. The following lands and/or depths shall be excluded from the AMI:(i) lands as to which less than all Parties maintain a Lease by virtue of a delay rental election pursuant to Article 6 hereinbelow; and (ii) lands as to which less than all Parties acquire a Mineral Interest by virtue of an election pursuant to Subparagraph 5.2 hereinbelow.

5.2 ACQUISITION/OPTION Should any Party acquire, directly or indirectly, a Mineral Interest affecting any lands located, fully or partially, within the AMI, such Party (the "Acquiring Party") shall immediately give written notice thereof to the other Party (the "Non-Acquiring Party"), together with all pertinent details and information, including copies of all instruments of conveyance (including but not limited to, copies of leases, assignments, subleases, farmouts and other contracts affecting the Mineral Interest), copies of paid drafts or checks and itemized invoices of the actual costs incurred by the Acquiring Party, including any bonus, administrative fees, brokerage, legal, and recordation costs and any other direct costs (said actual costs are referred to as "Acquisition Costs"), an AMI Cost Allocation (if so required) and all other available data pertaining to the acquisition of the Mineral Interest. If the Mineral Interest is located partially outside of the AMI and/or within a Prospect Area, the Acquiring Party shall also prepare and submit an allocation of the portion of Acquisition Costs attributable to the portion of the Mineral Interest located within the AMI ("AMI Cost Allocation"), to be calculated on a surface acre basis. The Non-Acquiring Party shall have thirty (30) days, or forty-eight (48) hours if a rig capable of performing the operation is on location, from receipt of such notice to elect in writing to acquire its proportionate interest in the Mineral Interest by paying its proportionate share of the cost and assuming its proportionate share of the obligations. If two or more offerings are made in the same notice by the Acquiring Party, the Non-Acquiring Party shall have a separate right of election as to each such interest. Failure to respond by the deadline stated herein shall be deemed an election not to participate in the acquisition as described in said notice. Failure to pay said proportionate share of costs within sixty (60) days following an election to participate shall result in a forfeiture of the Non-Acquiring Party's interest with the same effect as if said Party had initially elected not to participate. If less than all Parties elect to participate in said acquisition, the lands and/or depths covered by any such Mineral Interest shall be excluded from the AMI and the Mineral Interest acquired shall not be subject to this JVA; however, said interest shall be subject to an operating agreement substantially in the form as that set forth in Exhibit "E."

5.3 PAYMENT/ASSIGNMENT If the Non-Acquiring Party elects to participate in such acquisition it shall pay to the Acquiring Party its proportionate share of the Acquisition Costs or, if applicable, its proportionate share of the AMI Cost Allocation for such interest, within sixty (60) days after receipt of an invoice for said costs. Upon receipt of said payment, the Acquiring Party shall execute and deliver to the Non-Acquiring Party an assignment of the interest due the Non-Acquiring Party, utilizing a form similar to the form attached hereto as EXHIBIT "D", pursuant to which the Non-Acquiring Party shall bear and assume its proportionate share of all obligations, covenants, conditions, requirements and terms associated with the acquisition.

5.4 ENCUMBRANCES Any assignment made pursuant to this Article 5 shall be free and clear of any encumbrances placed on the assigned Mineral Interests in favor of or by the Acquiring Party, but otherwise shall be made without warranty of title, either express or implied, except by, through and under the Acquiring Party. The assignment shall be made and accepted subject to, and assignee shall expressly assume its proportionate share of all of the obligations of the assignor pertaining to the Mineral Interest assigned, excluding overriding royalty interests, mortgages, liens, production payments or other burdens placed on the Mineral Interest by the assignor.

5.5 MERGER The provisions of this Article 5 shall not be applicable to acquisitions resulting from mergers, consolidations, or reorganizations.

                                   ARTICLE 6.
                                  DELAY RENTALS

6.1 PAYMENT OF DELAY RENTALS Subject to the terms and provisions of this JVA, the Party who contributed a Lease (e.g., UNOCAL, in the case of the UNOCAL Leases, IVANHOE, in the case of the IVANHOE Leases and the Acquiring Party, in the case of a Lease acquired pursuant to the AMI) (hereafter the "Administering Party") shall be responsible for and shall make a diligent effort to pay each delay rental or other lease maintenance payment for such Lease as to the portion thereof within the AMI. The Administering Party shall not be liable to the other Party for any loss resulting from a good-faith effort to properly pay said payments. In the event a Lease for which a delay rental or other lease maintenance payment is located partially outside of the AMI or a portion of a Lease is owned by less than all Parties, the delay rental or other lease maintenance payment shall be allocated on a surface acre basis. In the event a Lease for which a delay rental or other lease maintenance payment is located all or partially within a Prospect Area, the Parties participating in the Prospect Area shall be responsible for the delay rental or other lease maintenance payment on a surface acre basis for the acreage located within the Prospect Area.

6.2 OTHER PARTY ELECTIONS The other Party shall have fourteen (14) days after receipt of an invoice of a delay rental or other lease maintenance payment or a notice of a delay rental or other lease maintenance payment coming due from the Administering Party within which to notify the Administering Party in writing of its election to pay its share of such payment. If it elects to pay its share, the other Party shall pay the Administering Party its share of such payment within thirty (30) days after the Administering Party's receipt of such election. Failure to notify shall be deemed to be an election to pay its share. In the event the other Party elects not to pay its share and the Administering Party makes the payment, the other Party shall, upon the written request of the Administering

Party, assign to the Administering Party such portions of the other Party's interest in the Lease as would be maintained by such payment.

6.3 ADMINISTERING PARTY'S ELECTION NOT TO PAY Should the Administering Party elect not to pay its share of any delay rental or other lease maintenance payment, such Party shall notify the other Party at least thirty (30) days prior to the date on which such payment is due. The other Party shall have fourteen
(14) days after receipt of said notice within which to notify the Administering Party of its election to pay the full amount of such payment. In the event the other Party elects to make the full payment, unless otherwise agreed, the Administering Party shall make the payment on behalf of the other Party, and the other Party shall reimburse the Administering Party and the Administering Party shall assign to the other Party such portions of the Administering Party's interest in the Lease as would be maintained by such payment. FAILURE TO MAKE AN ELECTION SHALL BE AN ELECTION TO AGREE TO NOT PAY.

6.4 POST EFFECTIVE DATE RENTALS It is recognized that UNOCAL and IVANHOE may have made certain delay rental payments for their respective Leases after the Effective Date and prior to execution of this JVA. Notwithstanding the provisions of this Article 6, each shall be obligated to reimbursement from the other for one-half (l/2) of such delay rental payments made. Within thirty (30) days after the execution of this JVA, UNOCAL and IVANHOE shall provide to each other the details and amounts of such payments, which shall be offset to the extent possible and the Party who made the lesser payment shall reimburse the other Party for the difference owed.

                                   ARTICLE 7.
                   ADDITIONAL TERMS, PROVISIONS AND COVENANTS

7.1 NOTICES All notices between the Parties authorized or required by any of the provisions of this JVA, unless otherwise specifically provided, shall be given in writing and delivered in person, by mail, courier service or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the Party to whom the notice is given as follows:


     UNOCAL:                  UNION OIL COMPANY OF CALIFORNIA
     Street Address:          14141 Southwest Freeway
                              Sugar Land Texas 77478

     Mailing Address:         P.0. Box 4551
                              Houston, TX 77210-4551

     Attention:               Burt James
     Telephone:               281-287-7273
     Facsimile:               281-287-5113



     IVANHOE:                 IVANHOE ENERGY U.S.A., INC.
     Street Address:          1200 Discovery Drive, Suit 301
                              Bakersfield, CA 93309

     Mailing Address          P.O. Box 9279
                              Bakersfield, CA 93389-9279

     Attention:               Roger Narinian
                              Land Department
     Telephone:               661-869-8344
     Facsimile:               661-325-2961


The originating notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, and the time for such Party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the courier service, with postage or charges prepaid, or upon transmission by facsimile or telecopier. Each Party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other Party.

7.2 TERM OF JVA Unless terminated sooner by operation of any of the provisions heretofore contained, this JVA shall terminate on December 31, 2003. The Parties agree that the termination of this JVA for any reason whatsoever, in whole or in part, shall neither relieve any Party hereto from any liability which has accrued or attached prior to the date of such termination, including any payment obligation or other liability which may have already accrued.

7.3 SUCCESSORS AND ASSIGNS This JVA shall be binding upon the Parties hereto, their representatives, successors, heirs and assigns. This JVA and interests in the Leases may not be assigned or transferred, in whole or in part, without the prior written consent of the non-assigning Parties which consent shall not be unreasonably withheld or delayed. Any assignment of this JVA or the Leases shall be made expressly subject to this JVA and the JOA and the assignee shall expressly assume the obligations under same to the extent of the interest acquired. Notwithstanding the foregoing, the assignor shall not be released from obligations hereunder incurred prior to the effective date of such assignment or transfer, absent an express written release from all of the Parties.

7.4 RELATIONSHIP OF PARTIES This JVA does not create, and shall not be construed to create, a partnership, association, joint venture or fiduciary relationship of any kind or character between the Parties, and shall not be construed to impose any duty, obligation, or liability arising from such a relationship by or with respect to any Party. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that the agreement and the operations hereunder shall not constitute a partnership, each Party elects to be excluded from the application of all or any part of the provisions of Subchapter "K", Chapter 1, Subtitle "A", Internal Revenue Code of 1986, as amended, or similar provisions of applicable state laws.

7.5 CONFIDENTIALITY No confidential information resulting from the conduct of operations hereunder shall be given or made available to any party not a Party to this JVA unless otherwise agreed to by the other Party, except that this prohibition shall not apply to the Affiliate of any Party, any prospective mortgagee, pledgee or assignee of any Party of any interest in a Lease or this JVA, or to any third party not a Party hereto if such information required for the purpose of raising finance or arranging farmouts or sales of the Lease(s), an interest in the Agreement as to all of the AMI or any designated portion thereof and/or any Prospect Area(s) and/or required for the purpose of review by its consultants, provided, however, the recipient of any such information shall be required to execute a Confidentiality Agreement. This confidentiality provision shall not apply to information or data that: (i) is now or hereafter becomes a part of the public domain other than as a result of a wrongful act or omission by UNOCAL or IVANHOE; (ii) is hereafter made known to one or more of such Parties by a third party who has the lawful right to make such disclosure and who has no other confidential obligation with respect to the information or data; (iii) is required to be disclosed pursuant to any applicable law, rule, regulation, or order issued by any court or governmental agency having jurisdiction over such information and data, including the rules or regulations of any stock exchange on which any securities or such Party or any Affiliate are traded; or (iv) is in the possession of a Party prior to the Effective Date of this JVA.

7.6 ENTIRE AGREEMENT When executed by the duly authorized representatives of IVANHOE and UNOCAL, this JVA shall constitute the entire agreement between the Parties regarding the UNOCAL Leases, IVANHOE Leases and the Participation Area and shall supersede and replace any and all other writings, understandings, or memoranda of understanding entered into or discussed prior to the execution date hereof.

7.7 SAVINGS CLAUSE If any part or portion of this JVA is held to be invalid, such invalidity of any such part or portion shall not affect any remaining part or portion hereof.

7.8 CORPORATE AUTHORITY The Parties represent that, as of the date of the execution hereof, they are corporations duly authorized, validly existing and in good standing under the laws of the states of their incorporation and are qualified and authorized to do business in the State of Texas and that all requisite corporate power and authority to execute, deliver and effectuate this JVA have been duly obtained.

7.9 HEADINGS FOR CONVENIENCE The article and paragraph headings used in this JVA are inserted for convenience only and shall not be regarded in construing this JVA.

7.10 AMENDMENTS This JVA may be amended, modified, changed, altered or supplemented only by written instrument duly executed by the Parties specifically for such purpose and which specifically refers to this JVA.

7.11 CONFLICTS In the event of conflict between provisions of this JVA and those contained in any of the agreements attached hereto, the provisions of this JVA shall control.

7.12 GOVERNING LAW This JVA and the exhibits attached hereto shall be governed by and interpreted in accordance with the laws of the State of Texas.

7.13 COUNTERPARTS This JVA may be executed in any number of counterparts, each of which shall be considered an original for all purposes, but this JVA shall be binding on the Parties only if both Parties execute same.

     WITNESS the execution hereof by the Parties as of the dates of the acknowledgments of their execution, but effective for all purposes as of the Effective Date.

                                   UNION OIL COMPANY OF CALIFORNIA
    [IVANHOE ENERGY STAMP]

                                   By: /s/ Richard H. Smith
                                      ------------------------------------
                                           Richard H. Smith
                                            Attorney-in-Fact

                                   IVANHOE ENERGY U.S.A., INC.


                                   By: /s/ Joseph M. McKniff
                                      ------------------------------------
                                           Joseph M. McKniff
                                    Vice-President and Exploration Manager

STATE OF TEXAS

COUNTY OF FORT BEND

     On this the 30th day of September, 2001, before me appeared RICHARD H. SMITH, to me personally known, who, being by me duly sworn, did say that he is the Attorney-in-Fact for UNION OIL COMPANY OF CALIFORNIA, and that the foregoing instrument was executed in behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.


                                        /s/ Cheryl D. Smith
                                        ------------------------------
                                                NOTARY PUBLIC
                                                State of Texas

My commission expires: 30-12-2004

[CHERYL D. SMITH STAMP]


STATE OF CALIFORNIA

COUNTY OF CALIFORNIA


     On this 10th day of October, 2001, before me appeared Joseph M. McKniff, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Exploration Manager for IVANHOE ENERGY (USA) INC. and that the foregoing instrument was executed in behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.



[ROSALEE INGRAM STAMP]                  /s/ Rosalee Ingram
                                        ------------------------------
                                                NOTARY PUBLIC
                                             State of California

My commission expires: 10-2-2003

O:\winword\dkh\Ivanhoe Participation Agreement - Texas.doc

                                  EXHIBIT "A"

                                     [MAP]

                                   EXHIBIT "B"

Oil Gas and Mineral Lease dated 06/07/1952, by and between G. A. G-amble and E.
L. Lancaster, as Lessors, and P. N. Wiggins and C. E. Hyde, as Lessees, recorded in Book 393, Page 126, of the records of Henderson County, Texas Unocal Lease No. 15904).

Oil Gas and Mineral Lease dated 06/20/1952, by and between Mary W. Harwell, et al, as Lessor, and P. N. Wiggins and C. E. Hyde, as Lessees, recorded in Book 393, Page 349, of the records of Henderson County, Texas (Unocal Lease No. 15910).

Oil Gas and Mineral Lease dated 1l/15/1944, by and between Stephens Lake Land Company, as Lessor, and Wilma Waddell, as Lessee, recorded in Book 32, Page 55, of the records of Henderson County, Texas (Unocal Lease No. 15913).

Oil Gas and Mineral Lease dated 06/l5/1962, by and between Alton N. Justiss, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 151, of the records of Henderson County, Texas (Unocal Lease No. 61954).

Oil Gas and Mineral Lease dated 06/14/1962, by and between Agnes Blanding Stroud, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 149, of the records of, Henderson County, Texas (Unocal Lease No. 61955).

Oil Gas and Mineral Lease dated 06/15/1962, by and between Robert S. Neblett, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 153, of the records of Henderson County, Texas (Unocal Lease No. 61956).

Oil Gas and Mineral Lease dated 06/14/1962, by and between G. A. N. McFaddin, et al, as 1 Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 387, of the records of Henderson County, Texas (Unocal Lease No. 61957).

Oil Gas and Mineral Lease dated 06/14/1962, by and between John F. Sullivan, Jr., et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 385, of the records of Henderson County, Texas (Unocal Lease No. 61958).

Oil Gas and Mineral Lease dated 06/14/1962, by and between Mrs. Garnett Pitts, et vir, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 383, of the records of Henderson County, Texas (Unocal Lease No. 61959).

Oil Gas and Mineral Lease dated 12/28/1954, by and between W. R. Kinabrew, as Lessor, and Ted Weiner as Lessee recorded in Book 14, Page 553, of the records of Henderson County, Texas (Unocal Lease No. 1002480).

Oil Gas and Mineral Lease dated 12/28/1954, by and between George
Riddlesperger, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 14, Page 551, of the records of Henderson) County, Texas (Unocal Lease No. 1002481).

                                  EXHIBIT "C"

Oil Gas and Mineral Lease dated 07/25/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19291, of the records of Henderson County, Texas (C2319-213-001-01)

Oil Gas and Mineral Lease dated 07/25/2000, by and between Reba J. Hatton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19294, of the records of Henderson County, Texas (C2319-213-00l-02)

Oil Gas and Mineral Lease dated 07/25/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19295, of the records of Henderson County, Texas (C2319-213-001-03)

Oil Gas and Mineral Lease dated 1l/19/2000, by and between Leland Dale Dosser, Guardian for Juanita Riddlesperger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002539, of the records of Henderson County, Texas (C2319-213-001-04)

Oil Gas and Mineral Lease dated 07/10/2000, by and between Margaret Ann Resse, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19292, of the records of Henderson County, Texas (C2319-213-00l-05)

Oil Gas and Mineral Lease dated 10/30/2000, by and between R.E. Dwelle, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19300, of the records of Henderson County, Texas (C2319-213-00l-06)

Oil Gas and Mineral Lease DATED 08/29/2000, by and between Mack Adams, General Partner, Adams Family Ltd., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File/# 19293, of the records of Henderson County, Texas (C2319-213-00l-07)

Oil Gas and Mineral Lease dated 10/17/2000, by and between Jean Adams Marital Trust #2- GST Exempt and GST Non Exempt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19310, of the records of Henderson County, Texas (C2319-213-00l-08)

Oil Gas and Mineral Lease dated 10/17/2000, by and between Julie Feilds, Manager of the JAJ Partnership, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19308, of the records of Henderson County, Texas (C2319-213-00l-09)

Oil & Gas and Mineral Lease dated 12/14/2000, by and between Mickey Darnell Lewis and wife, Norma Lewis and Mickey Darnel, as Lessor, Gild R.A.M. ENERGY, INC., as Lessee, recorded on 0l/02/2001, File# 0000019, of the records of Henderson County, Texas (C2319-213-001-10)

Oil Gas and Mineral Lease dated 12/14/2000, by, and between Robby Lee Lewis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000020, of the records of Henderson County, Texas (C2319-213-001-l1)

Oil Gas and Mineral Lease dated 12/22/2000, by and between Curlie Nell Seamayer, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006106, of the records of Henderson County, Texas (C2319-213-00l-12)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Jacqleen Matthews Cook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002527, of the records of Henderson County, Texas (C2319-213-001-19)

Oil Gas and Mineral Lease dated 10/26/2000, by and between J.N. Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19303, of the records of Henderson County, Texas (C2319-213-001-20)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Larkin Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000016, of the records of Henderson County, Texas (C2319-213-00l-21)

Oil Gas and Mineral Lease dated 12/ll/2000, by and between Minnie Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002581, of the records of Henderson County, Texas (C2319-213-001-22)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Davis R. Harton and wife, Billie G. Harton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002505, of the records of Henderson County, Texas (C2319-213-001-23)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Vernon R. Harton, as Lessor, and R,A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002507, of the records of Henderson County, Texas (C2319-213-001-24)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Carl Lee Matthews, Jr. and wife, Bobbie Morrison Matthews, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/l 4/200 1, File# 0002528, of the records of Henderson County, Texas (C2319-213-00l-25)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Lettie Mae Matthews, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002529, of the records of Henderson County, Texas (C2319-213-00l-26)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Lena Harton Spinger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002506, of the records of Henderson County, Texas (C2319-213-001-27)

Oil Gas and Mineral Lease dated 1l/09/2000, by and between Henry Ford Davis Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19321, of the records of Henderson County, Texas (C2319-213-00l-36)

Oil Gas and Mineral Lease dated 10/3l/2000, by and between Hazel Danna Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002485, of the records of Henderson County, Texas (C2319-213-001-37)

Oil Gas and Mineral Lease dated 10/31/2000, by and between Milton C. Smith, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002486, of the records of Henderson County, Texas (C2319-213-001-38)

Oil Gas and Mineral Lease dated 12/05/2000, by and between LUCILLE TIDGREN, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006 129, of the records of Henderson County, Texas (C2319-213-00l-58)

Oil Gas and Mineral Lease dated 12/22/2000, by and between Patricia Glenn Kuhn, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/l l/2001, File# 0007719, of the records of Henderson County, Texas (C2319-213-001-65)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Becky Balcolm, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on O5/ll/2001, File# 0007720, of the records of Henderson County, Texas (C2319-213-00l-66)

Oil Gas and Mineral Lease dated 1l/22/2000, by and between Charles Davis, Jr. acting as Agent and Attorney-In-Fact for, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002544, of the records of Henderson County, Texas (C2319-213-00l-80)

Oil Gas and Mineral Lease dated 05/29/2001, by and between GENE WOOD, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 06/08/2001, File # 0009473, of the records of Henderson County, Texas (C2319-213-00l-84)

Oil Gas and Mineral Lease dated 08/22/2000, by, and between Elva Barton Thornton, Trustee of the Elva Barton Thornton Family Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19296, of the records of Henderson County, Texas (C2319-213-04l-00)

Oil Gas and Mineral Lease dated 10/19/2000, by and between Dora Margaret Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee; recorded on 12/07/2000, File# 19313, of the records of Henderson County, Texas (C2319-213-042-00)

Oil Gas and Mineral Lease dated 10/25/2000, by and between Osborne W. Williams, et ux, Eula Beth Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19298, of the records of Henderson County, Texas (C2319-213-047-01)

Oil Gas and Mineral Lease dated 10/28/2000, by and between Mary Eddynell White and Husband Edward H. White, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002488, of the records of Henderson County, Texas (C2319-213-047-02)

Oil Gas and Mineral Lease dated 10/28/2000, by and between Dewey Elton Thornton and wife Evelyn L. Thornton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19314, of the records of Henderson County, Texas (C2319-213-047-03)

Oil Gas and Mineral Lease dated 11/01/2000, by and between Lola A Welch, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19301, of the records of Henderson County, Texas (C2319-213-065-01)

Oil Gas and Mineral Lease dated 11/02/2000, by and between Marguerite Cade, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19306, of the records of Henderson County, Texas (C2319-213-065-03)

Oil Gas and Mineral Lease dated 11/02/2000, by and between Dan M. Royall, Jr., Executor for the Estate of Dan M. Royal, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19307, of the records of Henderson County, Texas (C2319-213-065-04)

Oil Gas and Mineral Lease dated 11/10/2000, by and between John Henry Bevel, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19336, of the records of Henderson County, Texas (C2319-213-065-05)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Curtis Rhett Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19316, of the records of Henderson County, Texas (C2319-213-075-01)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Paula Steele, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19317, of the records of Henderson County, Texas (C2319-213-075-02)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Gary Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002489, of the records of Henderson County, Texas (C2319-213-075-03)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Cindy Barton Maxwell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002490, of the records of Henderson County, Texas (C2319-213-075-04)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Jacquelyn Barton Coker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002491, of the records of Henderson County, Texas (C2319-213-075-05)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Kimberly A. Barton Scott, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19318, of the records of Henderson County, Texas (C2319-213-075-06)

Oil Gas and Mineral Lease dated 04/04/2001, by and between Dorothy Bruton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/11/2001, File# 0007768, of the records of Henderson County, Texas (C2319-213-082-00)

Oil Gas and Mineral Lease dated 02/13/2001; by and between Ernest C. Ledwell, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006141, of the records of Henderson County, Texas (C2319-213-249-01)

Oil Gas and Mineral Lease dated 02/13/2001, by and between L.W. Ledwell, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006161, of the records of Henderson County, Texas (C2319-213-249-02)

Oil Gas and Mineral Lease dated 02/13/2001, by and between Wanda Lou Ledwell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006158, of the records of Henderson County, Texas (C2319-213-249-03)

Oil Gas and Mineral Lease dated 02/15/2001, by and between Suzanne Barber Owens, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006159, of the records of Henderson County, Texas (C2319-213-249-04)

Oil Gas and Mineral Lease dated 02/13/2001, by and between Josephine Ledwell Reddy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006157, of the records of Henderson County, Texas (C2319-213-249-05)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002562, of the records of Henderson County, Texas (C2319-213-271-01)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Reba J. Hatton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/200 1, File# 0002561, of the records of Henderson County, Texas (C2319-213-271-02)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002563, of the records of Henderson County, Texas (C2319-213-27l-03)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Post Oak Cemetery Association, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000021, of the records of Henderson County, Texas (C2319-213-347-00)

                                   EXHIBIT "D"

                PARTIAL ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

 STATE OF

 COUNTY OF

     THIS AGREEMENT, IS DATED EFFECTIVE AS OF         ("EFFECTIVE DATE"), BY AND
BETWEEN:

     UNION OIL COMPANY OF CALIFORNIA, A CALIFORNIA CORPORATION, WHOSE ADDRESS IS 14141 SOUTHWEST FREEWAY, SUGAR LAND, TEXAS 77478, HEREINAFTER REFERRED TO AS "ASSIGNOR" AND IVANHOE ENERGY U.S.A. INC. A NEVADA CORPORATION, WHOSE ADDRESS IS 1200 DISCOVERY DRIVE, BAKERSFIELD, CALIFORNIA 93309, HEREINAFTER REFERRED TO AS "ASSIGNEE,"

     W I T N E S S E T H: THAT,

     FOR AND IN CONSIDERATION OF ONE HUNDRED ($100.00) DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, ASSIGNOR DOES, BY THESE PRESENTS, BARGAIN, SELL, CONVEY, ASSIGN,
GRANT, TRANSFER, SET OVER AND DELIVER UNTO ASSIGNEE AN UNDIVIDED         PERCENT
(   %) OF ITS RIGHT, TITLE AND INTEREST IN AND TO THOSE CERTAIN OIL, GAS AND
MINERAL LEASES (THE "SUBJECT LEASES") SET FORTH ON EXHIBIT "A," ATTACHED HERETO AND MADE A PART HEREOF.

     TO HAVE AND TO HOLD THE SUBJECT LEASES UNTO ASSIGNEE AND ITS SUCCESSORS AND ASSIGNS FOREVER.

     IT IS AGREED BY ASSIGNOR AND ASSIGNEE (SOMETIMES COLLECTIVELY REFERRED TO HEREINAFTER AS "PARTIES" OR SINGULARLY AS "PARTY") THAT THIS ASSIGNMENT IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1. THIS ASSIGNMENT IS MADE SUBJECT TO THAT CERTAIN JOINT VENTURE AGREEMENT ("JV AGREEMENT") DATED EFFECTIVE JULY I, 2001, BETWEEN ASSIGNOR AND ASSIGNEE; ALL TERMS AND CONDITIONS OF THE "JV AGREEMENT" ARE INCORPORATED HEREIN BY REFERENCE TO THE SAME EXTENT AND WITH THE SAME EFFECT AS IF COPIED IN FULL HEREIN.

2. THIS ASSIGNMENT IS EXECUTED WITHOUT ANY WARRANTY OF TITLE WHATSOEVER EITHER EXPRESS OR IMPLIED, EXCEPT FOR ACTS BY, THROUGH AND UNDER ASSIGNOR, BUT OTHERWISE WITHOUT RECOURSE AGAINST ASSIGNOR, EVEN FOR THE RETURN OF THE PURCHASE PRICE, BUT WITH FULL SUBSTITUTION AND SUBROGATION TO ALL RIGHTS AND ACTIONS OF WARRANTY AGAINST ALL FORM&R OWNERS AND VENDORS.

3. ASSIGNEE HEREBY ASSUMES ITS PROPORTIONATE SHARE OF ALL DUTIES, LIABILITIES AND OBLIGATIONS, EXPRESS OR IMPLIED, IMPOSED UPON ASSIGNOR UNDER THE PROVISIONS OF THE SUBJECT LEASES.

4. ASSIGNEE AGREES THAT IT WILL NOT ASSIGN, SUBLEASE OR TRANSFER, IN WHOLE OR PM ANY RIGHTS ACQUIRED HEREIN WITHOUT REQUIRING ITS ASSIGNEES, SUBLESSEES, AND TRANSFEREES TO EXPRESSLY ASSUME THEIR SHARE OF ALL OBLIGATIONS IMPOSED UPON OR OWED TO ASSIGNOR UNDER THE TERMS OF THIS ASSIGNMENT AND THE "JV AGREEMENT", AND ALL SUCH PERTINENT TERMS SHALL BE INCORPORATED INTO ANY AND ALL FUTURE INSTRUMENTS TRANSLATIVE OF TITLE. ANY ASSIGNMENT, SUBLEASE OR TRANSFER, EXECUTED IN CONTRAVENTION OF THIS PROVISION SHALL BE NULL AND VOID.

5. NOTWITHSTANDING ASSIGNEE'S RIGHT TO ASSIGN ALL OR PART OF THE SUBJECT LEASES TO THIRD PARTIES AS CONDITIONED BY PARAGRAPH 4 ABOVE, ASSIGNEE SHALL REMAIN FULLY RESPONSIBLE AND LIABLE FOR FULFILLMENT OF ALL THE OBLIGATIONS AND LIABILITIES IMPOSED HEREIN, AND FOR COMPLIANCE WITH ALL TERMS AND CONDITIONS ESTABLISHED HEREIN, WHETHER EXPRESS OR IMPLIED.

6. THIS ASSIGNMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, ASSIGNS, SUCCESSORS AND TRANSFEREES.

     IN WITNESS WHEREOF, ASSIGNOR AND ASSIGNEE HAVE EXECUTED THIS AGREEMENT IN THE PRESENCE OF THE UNDERSIGNED COMPETENT WITNESSES AS OF THE DATES SET FORTH BELOW, BUT EFFECTIVE FOR ALL PURPOSES AS OF THE EFFECTIVE DATE.


WITNESSES:                            ASSIGNOR:

                                      UNION OIL COMPANY OF CALIFORNIA


                                      By:
----------------------------             -----------------------------
                                               RICHARD H. SMITH
                                               ATTORNEY-IN-FACT
                                      Date:
----------------------------               ---------------------------


WITNESSES:                            ASSIGNEE:

                                      (NAME)

                                      By:
----------------------------             -----------------------------


                                      Date:
----------------------------               ---------------------------

STATE OF

COUNTY OF


     ON THIS        DAY OF          , BEFORE ME APPEARED              , TO ME
PERSONALLY KNOWN, WHO, BEING BY ME DULY SWORN DID SAY THAT HE IS THE ATTORNEY-IN-FACT OF UNION OIL COMPANY OF CALIFORNIA, AND THAT THE FOREGOING INSTRUMENT WAS EXECUTED ON BEHALF OF SAID CORPORATION BY AUTHORITY OF ITS BOARD OF DIRECTORS, AND SAID APPEARER ACKNOWLEDGED SAID INSTRUMENT TO BE THE FREE ACT AND DEED OF SAID CORPORATION.



                                         ---------------------------------
                                                   NOTARY PUBLIC


MY COMMISSION EXPIRES:
                      ----------------------------


STATE OF

COUNTY OF

     ON THIS         DAY OF          , BEFORE ME APPEARED               , TO ME
PERSONALLY KNOWN, WHO, BEING BY ME DULY SWORN, DID SAY THAT             IS
THE                   OF                    , AND THAT THE FOREGOING INSTRUMENT
EXECUTED ON BEHALF OF SAID CORPORATION BY AUTHORITY OF ITS BOARD OF DIRECTORS, AND SAID APPEARER ACKNOWLEDGED SAID INSTRUMENT TO BE THE FREE ACT AND DEED OF SAID CORPORATION.



                                         ---------------------------------
                                                   NOTARY PUBLIC

MY COMMISSION EXPIRES:
                      ------------------------------

O:\winword\dkh\Ivanhoe Participation Agreement - Texas.doc

                                   EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTIAL ASSIGNMENT OF OIL, GAS AND
MINERAL LEASES DATED EFFECTIVE                          , BY AND BETWEEN UNION
OIL COMPANY OF CALIFORNIA, AS ASSIGNOR, AND                     , AS ASSIGNEE.


                                     LEASES

1.   OIL, GAS AND MINERAL LEASE DATED                         , BY AND BETWEEN
                      , Lessor, and Union Oil Company of California, Lessee
     recorded in Conveyance/Minerals Book        , Page        , of the records
     of Henderson County, Texas.

O:\winword\dkh\Ivanhoe Participation Agreement - Texas.doc

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT






                               OPERATING AGREEMENT

                                      DATED


                                 JULY 1,  2001
                                 -------  ----
                                          YEAR

OPERATOR  UNION OIL COMPANY OF CALIFORNIA
          ----------------------------------------------------------------------


CONTRACT AREA  CRESLENN RANCH AREA I.
               -----------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



 COUNTY OF HENDERSON, STATE OF TEXAS
           ---------           -----




                                 COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                 AMERICAN ASSOCIATION OF PETROLEUM
                                 LANDMEN, 4100 FOSSIL CREEK BLVD.
                                 FORT WORTH, TEXAS, 76137, APPROVED FORM.

                                         A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                                TABLE OF CONTENTS

Article                          Title                                          Page
-------                          -----                                          ----
I.      DEFINITIONS.............................................................  1
II.     EXHIBITS................................................................  1
III.    INTERESTS OF PARTIES....................................................  2
        A. OIL AND GAS INTERESTS: ..............................................  2
        B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION: .......................  2
        C. SUBSEQUENTLY CREATED INTERESTS: .....................................  2
IV.     TITLES..................................................................  2
        A. TITLE EXAMINATION: ..................................................  2
        B. LOSS OR FAILURE OF TITLE: ...........................................  3
           1. Failure of Title..................................................  3
           2. Loss by Non-Payment or Erroneous Payment of Amount Due............  3
           3. Other Losses......................................................  3
           4. Curing Title......................................................  3
V.      OPERATOR................................................................  4
        A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR: .......................  4
        B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR: ......  4
           1. Resignation or Removal of Operator................................  4
           2. Selection of Successor Operator...................................  4
           3. Effect of Bankruptcy..............................................  4
        C. EMPLOYEES AND CONTRACTORS: ..........................................  4
        D. RIGHTS AND DUTIES OF OPERATOR: ......................................  4
           1. Competitive Rates and Use of Affiliates...........................  4
           2. Discharge of Joint Account Obligations............................  4
           3. Protection from Liens.............................................  4
           4. Custody of Funds..................................................  5
           5. Access to Contract Area and Records...............................  5
           6. Filing and Furnishing Governmental Reports........................  5
           7. Drilling and Testing Operations...................................  5
           8. Cost Estimates....................................................  5
           9. Insurance.........................................................  5
VI.     DRILLING AND DEVELOPMENT................................................  5
        A. INITIAL WELL: .......................................................  5
        B. SUBSEQUENT OPERATIONS: ..............................................  5
           1. Proposed Operations...............................................  5
           2. Operations by Less Than All Parties...............................  6
           3. Stand-By Costs....................................................  7
           4. Deepening.........................................................  8
           5. Sidetracking......................................................  8
           6. Order of Preference of Operations.................................  8
           7. Conformity to Spacing Pattern.....................................  9
           8. Paying Wells......................................................  9
        C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK: ...................  9
           1. Completion........................................................  9
           2. Rework, Recomplete or Plug Back...................................  9
        D. OTHER OPERATIONS: ...................................................  9
        E. ABANDONMENT OF WELLS: ...............................................  9
           1. Abandonment of Dry Holes..........................................  9
           2. Abandonment of Wells That Have Produced........................... 10
           3. Abandonment of Non-Consent Operations............................. 10
        F. TERMINATION OF OPERATIONS: .......................................... 10
        G. TAKING PRODUCTION IN KIND: .......................................... 10
           (Option 1) Gas Balancing Agreement................................... 10
           (Option 2) No Gas Balancing Agreement................................ 11
VII.    EXPENDITURES AND LIABILITY OF PARTIES................................... 11
        A. LIABILITY OF PARTIES: ............................................... 11
        B. LIENS AND SECURITY INTERESTS: ....................................... 12
        C. ADVANCES: ........................................................... 12
        D. DEFAULTS AND REMEDIES: .............................................. 12
           1. Suspension of Rights.............................................. 13
           2. Suit for Damages.................................................. 13
           3, Deemed Non-Consent................................................ 13
           4. Advance Payment................................................... 13
           5. Costs and Attorneys' Fees......................................... 13
        E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES: ............... 13
        F. TAXES: .............................................................. 13
VIII.   ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST........................ 14
        A. SURRENDER OF LEASES: ................................................ 14
        B. RENEWAL OR EXTENSION OF LEASES: ..................................... 14
        C. ACREAGE OR CASH CONTRIBUTIONS: ...................................... 14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                          Title                                          Page
-------                          -----                                          ----
        D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: ........................ 15
        E. WAIVER OF RIGHTS TO PARTITION: .....................................  15
        F. PREFERENTIAL RIGHT TO PURCHASE: ....................................  15
IX.     INTERNAL REVENUE CODE ELECTION.........................................  15
X.      CLAIMS AND LAWSUITS....................................................  15
XI.     FORCE MAJEURE..........................................................  16
XII.    NOTICES................................................................  16
X111.   TERM OF AGREEMENT .....................................................  16
XIV.    COMPLIANCE WITH LAWS AND REGULATIONS...................................  16
        A. LAWS, REGULATIONS AND ORDERS: ......................................  16
        B. GOVERNING LAW: .....................................................  16
        C. REGULATORY AGENCIES: ...............................................  16
XV.     MISCELLANEOUS..........................................................  17
        A. EXECUTION: .........................................................  17
        B. SUCCESSORS AND ASSIGNS: ............................................  17
        C. COUNTERPARTS: ......................................................  17
        D. SEVERABILITY .......................................................  17

XVI.    OTHER PROVISIONS.......................................................  17

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT











                               OPERATING AGREEMENT

                                      DATED


                                 JULY 1,  2001
                                 -------  ----
                                          YEAR



OPERATOR UNION OIL COMPANY OF CALIFORNIA
         -----------------------------------------------------------------------

CONTRACT AREA CRESLENN RANCH AREA
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



COUNTY OF HENDERSON, STATE OF TEXAS
          ---------           -----

                                        COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                        AMERICAN ASSOCIATION OF PETROLEUM
                                        LANDMEN, 4100 FOSSIL CREEK BLVD.
                                        FORT WORTH, TEXAS, 76137, APPROVED FORM.

                                               A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989



                               TABLE OF CONTENTS

Article                          Title                                          Page
-------                          -----                                          ----
I.      DEFINITIONS.............................................................  1
II.     EXHIBITS................................................................  1
III.    INTERESTS OF PARTIES....................................................  2
        A. OIL AND GAS INTERESTS: ..............................................  2
        B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION: .......................  2
        C. SUBSEQUENTLY CREATED INTERESTS: .....................................  2
IV.     TITLES..................................................................  2
        A. TITLE EXAMINATION: ..................................................  2
        B. LOSS OR FAILURE OF TITLE: ...........................................  3
           1. Failure of Title..................................................  3
           2. Loss by Non-Payment or Erroneous Payment of Amount Due............  3
           3. Other Losses......................................................  3
           4. Curing Title......................................................  3
V.      OPERATOR................................................................  4
        A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR: .......................  4
        B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR: ......  4
           1. Resignation or Removal of Operator................................  4
           2. Selection of Successor Operator...................................  4
           3. Effect of Bankruptcy..............................................  4
        C. EMPLOYEES AND CONTRACTORS: ..........................................  4
        D. RIGHTS AND DUTIES OF OPERATOR: ......................................  4
           1. Competitive Rates and Use of Affiliates...........................  4
           2. Discharge of Joint Account Obligations............................  4
           3. Protection from Liens.............................................  4
           4. Custody of Funds..................................................  5
           5. Access to Contract Area and Records...............................  5
           6. Filing and Furnishing Governmental Reports........................  5
           7. Drilling and Testing Operations...................................  5
           8. Cost Estimates....................................................  5
           9. Insurance.........................................................  5
VI.     DRILLING AND DEVELOPMENT................................................  5
        A. INITIAL WELL: .......................................................  5
        B. SUBSEQUENT OPERATIONS: ..............................................  5
           1. Proposed Operations...............................................  5
           2. Operations by Less Than All Parties...............................  6
           3. Stand-By Costs....................................................  7
           4. Deepening.........................................................  8
           5. Sidetracking......................................................  8
           6. Order of Preference of Operations.................................  8
           7. Conformity to Spacing Pattern.....................................  9
           8. Paying Wells......................................................  9
        C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK: ...................  9
           1. Completion........................................................  9
           2. Rework, Recomplete or Plug Back...................................  9
        D. OTHER OPERATIONS: ...................................................  9
        E. ABANDONMENT OF WELLS: ...............................................  9
           1. Abandonment of Dry Holes..........................................  9
           2. Abandonment of Wells That Have Produced........................... 10
           3. Abandonment of Non-Consent Operations............................. 10
        F. TERMINATION OF OPERATIONS: .......................................... 10
        G. TAKING PRODUCTION IN KIND: .......................................... 10
             (Option 1) Gas Balancing Agreement................................. 10
             (Option 2) No Gas Balancing Agreement.............................. 11
VII.    EXPENDITURES AND LIABILITY OF PARTIES................................... 11
        A. LIABILITY OF PARTIES: ............................................... 11
        B. LIENS AND SECURITY INTERESTS: ....................................... 12
        C. ADVANCES: ........................................................... 12
        D. DEFAULTS AND REMEDIES: .............................................. 12
           1. Suspension of Rights.............................................. 13
           2. Suit for Damages.................................................. 13
           3, Deemed Non-Consent................................................ 13
           4. Advance Payment................................................... 13
           5. Costs and Attorneys' Fees......................................... 13
        E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES: ............... 13
        F. TAXES: .............................................................. 13
VIII.   ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST........................ 14
        A. SURRENDER OF LEASES: ................................................ 14
        B. RENEWAL OR EXTENSION OF LEASES: ..................................... 14
        C. ACREAGE OR CASH CONTRIBUTIONS: ...................................... 14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                          Title                                          Page
-------                          -----                                          ----
        D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: ........................ 15
        E. WAIVER OF RIGHTS TO PARTITION: .....................................  15
        F. PREFERENTIAL RIGHT TO PURCHASE: ....................................  15
IX.     INTERNAL REVENUE CODE ELECTION.........................................  15
X.      CLAIMS AND LAWSUITS....................................................  15
XI.     FORCE MAJEURE..........................................................  16
XII.    NOTICES................................................................  16
X111.   TERM OF AGREEMENT .....................................................  16
XIV.    COMPLIANCE WITH LAWS AND REGULATIONS...................................  16
        A. LAWS, REGULATIONS AND ORDERS: ......................................  16
        B. GOVERNING LAW: .....................................................  16
        C. REGULATORY AGENCIES: ...............................................  16
XV.     MISCELLANEOUS..........................................................  17
        A. EXECUTION: .........................................................  17
        B. SUCCESSORS AND ASSIGNS: ............................................  17
        C. COUNTERPARTS: ......................................................  17
        D. SEVERABILITY .......................................................  17
XVI.    OTHER PROVISIONS.......................................................  17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                              OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between UNION OIL COMPANY OF CALIFORNIA, hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.


     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article V1.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," " Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     0. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

         R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                  ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:


 X   A.  Exhibit "A," shall include the following information:
---

     (1) Description of lands subject to this agreement,

     (2) Restrictions, if any, as to depths, formations, or substances,

     (3) Parties to agreement with addresses and telephone numbers for notice purposes,

     (4) Percentages or fractional interests of parties to this agreement,

     (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

     (6) Burdens on production.

 X   C.  Exhibit "C," Accounting Procedure.
---

 X   D.  Exhibit "D," Insurance.
---

 X   E.  Exhibit "E," Gas Balancing Agreement.
---

 X   F.  Exhibit "F," Non-Discrimination and Certification of Non-Segregated
---      Facilities.

 X   H.  Other: Memorandum of Operating Agreement
---
                                                     -l-

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                               OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between UNION OIL COMPANY OF CALIFORNIA, hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                   WITNESSETH:

     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or mote Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     E. The terms "Drilling Party" and "Consenting Party" shalt mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article V1.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas teases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     0. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.

                                    EXHIBITS


     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

 x   A.  Exhibit "A," shall include the following information:*
---
     (1) Description of lands subject to this agreement,

     (2) Restrictions, if any, as to depths, formations, or substances,

     (3) Parties to agreement with addresses and telephone numbers for notice purposes,

     (4) Percentages of fractional interests of parties to this agreement,

     (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

     (6) Burdens on production.

 X   C. Exhibit "C," Accounting Procedure.
---

 X   Exhibit D. "D," Insurance.
---

 X   E. Exhibit "E," Gas Balancing Agreement.
---

 X   F. Exhibit "F," Non-Discrimination and Certification of Yen-Segregated
        Facilities.
---

 X   H. Other: Memorandum of Operating Agreement
---

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     If any provision of any exhibit, except Exhibits "E" & "F" is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.


                                  ARTICLE III.

                              INTERESTS OF PARTIES

B.   INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

     Regardless of which party has contributed any Oil and, Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, the amounts agreed upon in the Participation Agreement (as hereinafter defined) and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

     If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article V1I.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party,' or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.

                                     TITLES


A. TITLE EXAMINATION:

     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator, Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.


     Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS OR FAILURE OF TITLE:

     All losses of Leases or Interests committed to the agreement, shall be joint losses and shall be horne by all parties in proportion to their interests shown on Exhibit "A". This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Areas on account of any joint loss.

A.A.P.L. FORM 610 MODEL FORM OPERATING AGREEMENT 1989

                               ARTICLE V. OPERATOR

A.   DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

     Union Oil Company of California shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct,

B.   RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

     1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned, without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until A written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

     Subject to Article VII.D.l., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action ' by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, alter effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of one (1) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C.   EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator,

D.   RIGHTS AND DUTIES OF OPERATOR:

     1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C" Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.


     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VIIB. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.


     5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

          (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

          (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

          (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

     9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT

B.   SUBSEQUENT OPERATIONS:

     1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

2.   OPERATIONS BY LESS THAN ALL PARTIES:

     (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.l. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours after receipt of such notice, shall advise the proposing party of its desire to
(i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract
Area) of Non-Consenting Parties' Interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours. The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article V1.B. I., subject to the same extension right as provided therein.

     (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such NonConsenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1, Option No. 2, all of such NonConsenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

     (i) 100 % of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (ii) 400% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such NonConsenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such NonConsenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

     (c) Reworking Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking, Recompleting or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 200% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article V1.B. shall be applicable as between said Consenting Parties in said well.

     (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such NonConsenting Party.

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

     3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), should be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

     4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

     In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including NonConsenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 3. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

     (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which NonConsenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

     (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph
(a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

     5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

          (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

          (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

     6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

     7. Conformitv to Spacing Pattern. Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

     8. Paving Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C.   COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:


     1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:


[X] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

     2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D.   OTHER OPERATIONS:

     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand Dollars ($50,OOO.OO) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-Five Thousand Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this
Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least
51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E.   ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article V1.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as capable of production, whether or not such well has produced shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

     Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one
(1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article V1.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F.   TERMINATION OF OPERATIONS:

     Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 75% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article V1.B.1, and the provisions of Article V1.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G.   TAKING PRODUCTION IN KIND:

[X]  OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

          Each party shall have the right to take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.


          Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

     production from the Contract Area, and, except as provided in Article VIIB., shall be entitled to receive payment

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1989

     directly from the purchaser thereof for its share of all production.

          If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

          Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

          All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

          In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

                                  ARTICLE VII.
                     EXPENDITURES AND LIABILITY OF PARTIES

A.   LIABILITY OF PARTIES:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                 ACKNOWLEDGMENTS

     Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.




Individual acknowledgment:

State of                  )
         -----------------
                          ) ss.

County of                 )
         -----------------

     This instrument was acknowledged before me on


-------------------------------- by --------------------------------------------

(Seal, if any)                  ------------------------------------------------

                                Title (and Rank)--------------------------------

                                My commission expires:--------------------------



Acknowledgment in representative capacity:

 State of                 )
         -----------------

                          ) ss.

County of                 )
         -----------------


     This instrument was acknowledged before me on


-------------------------------- by ------------------------------------------as


--------- of -------------------------------------------------------------------

(Seal, if any)                  ------------------------------------------------

                                Title (and Rank)--------------------------------

                                My commission expires:--------------------------

                                   EXHIBIT "A"

  Attached to and made a part of that certain Operating Agreement dated July 1,
   2001, by and between Union Oil Company of California, Operator and Ivanhoe
                         Energy USA, Inc., Non-operator.

I.   Contract Area

     10,433 acres more or less in Henderson County, Texas, which falls within the outline on the attached Exhibit "A-2".

II.  Interests of the Parties

     Union Oil Company of California              50.00%
     14141 Southwest Freeway
     Sugar Land, Texas 77478

     Ivanhoe Energy USA, Inc.                     50.00%
     1200 Discovery Drive, Suite 301
     Bakersfield, California 93309

                                   EXHIBIT "A"

Oil Gas and Mineral Lease dated 07/25/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19291, of the records of Henderson County, Texas (C2319-213-001-O1)

Oil Gas and Mineral Lease dated 07/25/2000, by and between Reba J. Hatton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19294, of the records of Henderson County, Texas (C2319-213-00l-02)

Oil Gas and Mineral Lease dated 07/25/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19295, of the records of Henderson County, Texas (C2319-213-00l-03)

Oil Gas and Mineral Lease dated 1l/19/2000, by and between Leland Dale Dosser, Guardian for Juanita Riddlesperger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002539, of the records of Henderson County, Texas (C2319-213-00l-04)

Oil Gas and Mineral Lease dated 07/10/2000, by and between Margaret Ann Resse, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19292, of the records of Henderson County, Texas (C2319-213-00l-05)

Oil Gas and Mineral Lease dated 10/30/2000, by and between R.E. Dwelle, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19300, of the records of Henderson County, Texas (C2319-213-00l-06)

Oil Gas and Mineral Lease dated 08/29/2000, by and between Mack Adams, General Partner, Adams Family Ltd., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19293, of the records of Henderson County, Texas (C2319-213-00l-07)

Oil Gas and Mineral Lease dated 10/17/2000, by and between Jean Adams Marital Trust #2-GST Exempt and GST Non Exempt, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19310, of the records of Henderson County, Texas (C2319-213-00l-08)

Oil Gas and Mineral Lease dated 10/17/2000, by and between Julie Feilds, Manager of the JAJ Partnership, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19308, of the records of Henderson County, Texas (C2319-213-001-09)

Oil Gas and Mineral Lease dated 12/14/2000, by and between Mickey Darnell Lewis and wife, Norma Lewis and Mickey Darnel, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 0l/02/2001, File# 0000019, of the records of Henderson County, Texas (C2319-213-00l-10)

Oil Gas and Mineral Lease dated 12/14/2000, by and between Robby Lee Lewis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File/# 0000020, of the records of Henderson County, Texas (C2319-213-00l-11)

Oil Gas and Mineral Lease dated 12/22/2000, by and between Curlie Nell Seamayer, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006106, of the records of Henderson County, Texas (C2319-213-00l-12)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Jacqleen Matthews Cook, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002527, of the records of Henderson County, Texas (C2319-213-00l-19)

Oil Gas and Mineral Lease dated 10/26/2000, by and between J.N. Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19303, of the records of Henderson County, Texas (C2319-213-00l-20)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Larkin Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000016, of the records of Henderson County, Texas (C2319-213-001-21)


Oil Gas and Mineral Lease dated 12/11/2000, by and between Minnie Davis, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002581, of the records of Henderson County, Texas (C2319-213-00l-22)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Davis R. Harton and wife, Billie G. Harton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002505, of the records of Henderson County, Texas (C2319-213-001-23)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Vernon R. Harton., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002507, of the records of Henderson County, Texas (C2319-213-00l-24)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Carl Lee Matthews, Jr. and wife, Bobbie Morrison Matthews, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002528, of the records of Henderson County, Texas (C2319-213-00l-25)

Oil Gas and Mineral Lease dated 12/07/2000, by and between Lettie Mae Matthews, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002529, of the records of Henderson County, Texas (C2319-213-00l-26)

Oil Gas and Mineral Lease dated 1l/16/2000, by and between Lena Harton Spinger, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002506, of the records of Henderson County, Texas (C2319-213-001-27)

Oil Gas and Mineral Lease dated 11/09/2000, by and between Henry Ford Davis Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19321, of the records of Henderson County, Texas (C2319-213-00l-36)

Oil Gas and Mineral Lease dated 10/3l/2000, by and between Hazel Danna Smith, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002485, of the records of Henderson County, Texas (C2319-213-00l-37).

Oil Gas and Mineral Lease dated 10/31/2000, by and between Milton C. Smith, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002486, of the records of Henderson County, Texas (C2319-213-00l-338)

Oil Gas and Mineral Lease dated 12/05/2000, by and between Lucille Tidgren, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001,
File# 0006129, of the records of Henderson County, Texas (C2319-213-00l-58)

Oil Gas and Mineral Lease dated 12/22/2000, by and between Patricia Glenn Kuhn, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0007719, of the records of Henderson County, Texas (C2319-213-00l-65)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Becky Balcolm, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0007720, of the records of Henderson County, Texas (C2319-213-00l-66)

Oil Gas and Mineral Lease dated 1l/22/2000, by and between Charles Davis, Jr. acting as Agent and Attorney-In-Fact for, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002544, of the records of Henderson County, Texas (C2319-213-00l-80)

Oil Gas and Mineral Lease dated 05/29/2001, by and between GENE WOOD, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 06/08/2001, File # 0009473, of the records of Henderson County, Texas (C2319-213-00l-84)

Oil Gas and Mineral Lease dated 08/22/2000, by and between Elva Barton Thornton, Trustee of the Elva Barton Thornton Family Trust, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19296, of the records of Henderson County, Texas (C2319-213-041-00)

Oil Gas and Mineral Lease dated 10/19/2000, by and between Dora Margaret Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19313, of the records of Henderson County, Texas (C2319-213-042-00)

Oil Gas and Mineral Lease dated 10/25/2000, by and between Osborne W. Williams, et ux, Eula Beth Williams, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19298, of the records of Henderson County, Texas (C2319-213-047-01)

Oil Gas and Mineral Lease dated 10/28/2000, by and between Mary Eddynell White and Husband Edward H. White, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002488, of the records of Henderson County, Texas (C2319-213-047-02)

Oil Gas and Mineral Lease dated 10/28/2000, by and between Dewey Elton Thornton and wife Evelyn L. Thornton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19314, of the records of Henderson County,'
Texas (C2319-213-047-03)

Oil Gas and Mineral Lease dated 1l/01/2000, by and between Lola A Welch, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19301, of the records of Henderson County, Texas (C2319-213-065-01)

Oil Gas and Mineral Lease dated 1l/02/2000, by and between Marguerite Cade, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded in 12/07/2000, File# 19306, of the records of Henderson County, Texas (C2319-213-065-03)

Oil Gas and Mineral Lease dated 1l/02/2000, by and between Dan M. Royall, Jr., Executor for the Estate of Dan M. Royal, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19307, of the records of Henderson County, Texas (C2319-213-065-04)

Oil Gas and Mineral Lease dated 1l/10/2000, by and between John Henry Bevel, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19336, of the records of Henderson County, Texas (C2319-213-065-05)

Oil Gas and Mineral Lease dated 1l/08/2000, by and between Curtis Rhett Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000,
File# 19316, of the records of Henderson County, Texas (C2319-213-075-01)

Oil Gas and Mineral Lease dated 11/08/2000, by and between Paula Steele, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File# 19317, of the records of Henderson County, Texas (C2319-213-075-02)

Oil Gas and Mineral Lease dated 1l/08/2000, by and between Gary Barton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002489, of the records of Henderson County, Texas (C2319-213-075-03)

Oil Gas and Mineral Lease dated 1l/08/2000, by and between Cindy Barton Maxwell, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002490, of the records of Henderson County, Texas (C2319-213-075-04)

Oil Gas and Mineral Lease dated 1l/08/2000, by and between Jacquelyn Barton Coker, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002491, of the records of Henderson County, Texas (C2319-213-075-05)

Oil Gas and Mineral Lease dated 1l/08/2000, by and between Kimberly A. Barton Scott, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 12/07/2000, File## 19318, of the records of Henderson County, Texas (C2319-213-075-06)

Oil Gas and Mineral Lease dated 04/04/2001, by and between Dorothy Bruton, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 05/ll/2001, File# 0007768, of the records of Henderson County, Texas (C2319-213-082-00)

Oil Gas and Mineral Lease dated 02/13/2001, by and between Ernest C. Ledwell, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006141, of the records of Henderson County, Texas (C2319-213-249-01).

Oil Gas and Mineral Lease dated 02/13/2001, by and between L.W. Ledwell, Jr., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006161, of the records of Henderson County, Texas (C2319-213-249-02)

Oil Gas and Mineral Lease dated 02/13/2001, by and between Wanda Lou Ledwell, as Lessor, and R. A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006158, of the records of Henderson County, Texas (C2319-213-249-03)

Oil Gas and Mineral Lease dated 02/l5/2001, by and between Suzanne Barber Owens, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006159, of the records of Henderson County, Texas (C2319-213-249-04)

Oil Gas and Mineral Lease dated 02/13/2001, by and between Josephine Ledwell Reddy, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 04/17/2001, File# 0006157, of the records of Henderson County, Texas (C2319-213-249-05)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Virginia Browning, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002562, of the records of Henderson County, Texas (C2319-213-271-01)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Reba J. Hatton, Dealing With Her Sole Property, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002561, of the records of Henderson County, Texas (C2319-213-27l-02)

Oil Gas and Mineral Lease dated 12/17/2000, by and between Lester Kinabrew, Jr., Enterprises, Inc., as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 02/14/2001, File# 0002563, of the records of Henderson County, Texas (C2319-213-27l-03)

Oil Gas and Mineral Lease dated 12/13/2000, by and between Post Oak Cemetery Association, as Lessor, and R.A.M. ENERGY, INC., as Lessee, recorded on 01/02/2001, File# 0000021, of the records of Henderson County, Texas (C2319-213-347-00)

                                 EXHIBIT "A-2"

                                     [MAP]

                                   EXHIBIT "B"


Oil Gas and Mineral Lease dated 06/07/1952, by and between G. A. Gamble and E.
L. Lancaster, as Lessors, and P. N. Wiggins and C. E. Hyde, as Lessees, recorded in Book 393, Page 126, of the records of Henderson County, Texas (Unocal Lease No. 15904).

Oil Gas and Mineral Lease dated 06/20/1952, by and between Mary W. Harwell, et al, as Lessor, and P. N. Wiggins and C. E. Hyde, as Lessees, recorded in Book 393, Page 349, of the records of Henderson County, Texas (Unocal Lease No. 15910).

Oil Gas and Mineral Lease dated 1l/15/1944, by and between Stephens Lake Land Company, as Lessor, and Wilma Waddell, as Lessee, recorded in Book 32, Page 55, of the records of Henderson County, Texas (Unocal Lease No. 15913).

Oil Gas and Mineral Lease dated 06/15/1962, by and between Alton N. Justiss, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 151, of the records of Henderson County, Texas (Unocal Lease No. 61954).

Oil Gas and Mineral Lease dated 06/14/1962, by and between Agnes Blanding Stroud, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 149, of the records of v Henderson County, Texas (Unocal Lease No. 61955).

Oil Gas and Mineral Lease dated 06/15/1962, by and between Robert S. Neblett, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 521, Page 153, of the records of Henderson County, Texas (Unocal Lease No. 61956).

Oil Gas and Mineral Lease dated 06/14/1962, by and between G. A. N. McFaddin, et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 387, of the records of Henderson County, Texas (Unocal Lease No. 61957).

Oil Gas and Mineral Lease dated 06/14/1962, by and between John F. Sullivan, Jr., et al, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 385, of the records of Henderson County, Texas (Unocal Lease No. 61958).

Oil Gas and Mineral Lease dated 06/14/1962, by and between Mrs. Garnett Pitts, et vir, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 519, Page 383, of the records of Henderson County, Texas (Unocal Lease No. 61959).

Oil Gas and Mineral Lease dated 12/28/1954, by and between W. R. Kinabrew, as Lessor, and Ted Weiner, as Lessee, recorded in Book 14, Page 553, of the records of Henderson County, Texas (Unocal Lease No. 1002480).

Oil Gas and Mineral Lease dated 12/28/1954, by and between George
Riddlesperger, as Lessor, and W. R. Kinabrew, as Lessee, recorded in Book 14, Page 551, of the records of Henderson County, Texas (Unocal Lease No. 1002481).

                                  EXHIBIT "B"

ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED JULY 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY
(USA), INC., AS NON-OPERATOR.




                     (this exhibit intentionally left blank)

                                                      COPAS 1984 ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                  EXHIBIT "C"

Attached to and made a part of THAT CERTAIN OPERATING AGREEMENT DATED JULY 1,2001 BY AND BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY (USA), INC., AS NON-OPERATOR

                              ACCOUNTING PROCEDURE

                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   DEFINITIONS

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
     "Operator" shall mean the party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator.
     "Parties" shall mean Operator and Non-Operators.
     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.
     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.   STATEMENT AND BILLINGS

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   ADVANCES AND PAYMENTS BY NON-OPERATORS

     A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at J. P. MORGAN CHASE on the first day of the month in which delinquency occurs plus 13% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   ADJUSTMENTS

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

      COPYRIGHT (c) 1985 BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES.

5.   AUDITS

     A. A Non-Operator, upon notice in writing to "Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon, the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   APPROVAL BY NON-OPERATORS

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   ECOLOGICAL AND ENVIRONMENTAL

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by Operator for the Joint Operations.

3.   LABOR

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.


          (2) Salaries of First level Supervisors in the field.


          (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

          (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this
          Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this
          Section II.

4.   EMPLOYEE BENEFITS

     Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.   MATERIAL

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.   TRANSPORTATION

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed EIGHT percent ( 8 %) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.


     B. In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.  LEGAL EXPENSE

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.  TAXES

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12.  INSURANCE

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  ABANDONMENT AND RECLAMATION

     cost incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  COMMUNICATIONS


     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this
     Section II.

15.  OTHER EXPENDITURES

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

1.   OVERHEAD - DRILLING AND PRODUCING OPERATIONS

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

          ( X ) Fixed Rate Basis, Paragraph IA, or
          (   ) Percentage Basis, Paragraph IB

          Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
          Property:

          (   ) shall be covered by the overhead rates, or
          ( X ) shall not be covered by the overhead rates.

     111. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          ( X ) shall be covered by the overhead rates, or
          (   ) shall not be covered by the overhead rates.

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

               Drilling Well Rate $ 7,500.00
                                  ---------------
                  (Prorated for less than a full month)

          Producing Well Rate $ 800.00
                              ----------------

          (2)  Application of Overhead - Fixed Rate Basis shall be as follows:


               (a)  Drilling Well Rate

                    (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen
                    (15) or more consecutive calendar days.

                    (2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

               (b)  Producing Well Rates

                    (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                    (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                    (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                    (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.


                    (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2.   OVERHEAD - MAJOR CONSTRUCTION

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

     Account for overhead based on the following rates for any Major Construction project in excess of $ 25,OOO.OO:

     A.   5 % of first $100,000 or total cost if less, plus

     B.   3 % of costs in excess of $100,000 but less than $1,OOO,OOO, plus

     C.   2 % of costs in excess of $ I,OOO,OOO.


     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.


3.   CATASTROPHE OVERHEAD

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     A.   5 % OF total costs through $100,000; plus


     B.   3 % of total costs in excess of $100,000 but less than $1,OOO,OOO;
          plus

     C.   2 % of total costs in excess of $ 1,OOO,OOO.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   AMENDMENT OF RATES

     The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

  IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS


Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   PURCHASES

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   TRANSFERS AND DISPOSITIONS

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)


          (I)  Tubular Goods Other than Line Pipe

               (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods, exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) ES provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over and S inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(I) and (2).

          B.   Good Used Material (Condition B)

               Material in sound and serviceable condition and suitable for reuse without reconditioning:

               (1)  Material moved to the Joint Property

                    At seventy-five percent (75%) of current new price, as determined by Paragraph A.

               (2)  Material used on and moved from the Joint Property


                    (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

                    (b) At sixty-five percent (65%) of the current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

               (3)  Material not used on and moved from the Joint Property


                    At seventy-five percent (75%) of current new price as determined by Paragraph A.

               The cost of reconditioning, if any, shall be absorbed by the transferring property.

          C.   Other Used Material

               (1)  Condition C

                    Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

               (2)  Condition D

                    Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                    (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                    (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

               (3)  Condition E

                    Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

          D.   Obsolete Material

               Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result for the Joint Account being charged with the value of the service rendered by such Material.


          E.   Pricing Conditions

               (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25c) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.


               (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   PREMIUM PRICES

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   WARRANTY OF MATERIALS FURNISHED BY OPERATOR

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by 0perator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   RECONCILIATION AND ADJUSTMENT OF INVENTORIES


     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   SPECIAL INVENTORIES

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   EXPENSE OF CONDUCTING INVENTORIES

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.


     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

5.   EXCESS INVENTORY

     THE OPERATOR SHALL NOT BE REQUIRED TO MAINTAIN INVENTORY THAT IT DOES NOT DEEM PRUDENT; THEREFORE, IN THE EVENT OPERATOR DETERMINES THAT WELLHEAD AND ASSOCIATED COMPONENTS, INCLUDING, BUT NOT LIMITED TO XMAS TREE, FLOWLINE VALVES AND BLAST JOINTS (THE "EXCESS INVENTORY") HAVE NO FURTHER ON-SITE UTILIZATION, OPERATOR MAY SHIP THE EXCESS INVENTORY, OR ANY PART THEREOF, TO A THIRD PARTY RECOGNIZED IN THE INDUSTRY AS A WELLHEAD SPECIALTY COMPANY. THIS COMPANY SHALL SUGGEST A CLASSIFICATION WHICH WILL BE REVIEWED BY THE OPERATOR TO DETERMINE FUTURE UTILITY AND MARKET VALUE. ALL EXCESS INVENTORY ITEMS DETERMINED BY THE OPERATOR TO BE REUSABLE AFTER RECONDITIONING WILL BE ASSIGNED A CREDIT INDEXED TO LIST PRICE. ITEMS CLASSIFIED AS OBSOLETE, OR UNECONOMICAL TO REPAIR WILL BE SOLD AS JUNK AT CURRENT SCRAP VALUE. THE OPERATOR WILL CREDIT THE JOINT ACCOUNT PROPORTIONATELY TO EACH PARTY'S WORKING INTEREST OWNERSHIP IN ANY EXCESS INVENTORY SOLD OR JUNKED.

                                  EXHIBIT " D "

ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED JULY 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY
(USA), INC., AS NON-OPERATOR.

                                    INSURANCE

1. At all times during the conduct of operations hereunder, Operator shall maintain in force the following minimum limits of insurance at the expense of, and for the benefit of the Joint Account:

     (a) Workers Compensation Insurance in accordance with the laws of the state(s) in which operations are covered under this Agreement.

     (b) Employer's Liability Insurance with a minimum limit of $1,OOO,OOO per occurrence.

     (c) All vessels owned or bareboat chartered by Operator shall be adequately covered by Hull and Protection and Indemnity Insurance.

     (d) All aircraft owned by Operator shall be adequately covered by Aircraft Liability Insurance.

2. No other insurance shall be carried by Operator for the benefit of the Joint Account; however, the Operator and each Non-Operator shall provide and maintain in force the following minimum limits of insurance at its sole expense and for its own benefit covering operations on lands subject to this Agreement. Upon evidence of the ability to do so, each party shall have the right to self-insure any of the coverages listed below at its option.

     (a) Commercial General Liability Insurance with $1,OOO,OOO combined single limit per occurrence and $5,000,000 in the aggregate.

     (b) Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,OOO,OOO per occurrence.

     (c) Umbrella Liability Insurance, including liability for environmental damage, with a combined single limit per occurrence of $5,000,000.

3. Any party may at its own expense acquire such other insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations of the joint property.

4. Operator shall require all contractors and subcontractors working or performing services hereunder to comply with the Worker's Compensation and Employer's Liability Laws, both State and Federal, and to carry Commercial General Liability and such other insurance as Operator deems necessary.

5. Operator may include Workers Compensation Insurance and Employer's Liability Insurance risks under its qualified self-insurance program provided Operator complies with all applicable laws, and in such event, Operator shall charge the joint account with an amount that shall not exceed the amount of the premium that would be charged at the manual rate effective for insurance coverage as if Operator were a purchaser of such coverage from an insurance company or companies.

6. Operator shall require that owners of aircraft and boats chartered hereunder (other than bareboat charters) shall be adequately covered by Hull and Protection and Indemnity Insurance.

7. In connection with all losses, Operator shall upon request i) furnish copies of accident reports as they are received; ii) give notification of the service of all summons and legal processes; iii) provide information as to the status of any claim or suit of any payment made in connection therewith; and, iv) furnish any other available information required for the purpose of fixing or adjusting premiums or to support any claims.

8. Operator and each Non-Operator agree to mutually waive subrogation in favor of each other on all insurances carried by each party and/or obtain such waiver from the insurance carrier if so required by the insurance contract. If such waiver is not obtained, the party failing to do so shall indemnify the other party(s) for any claim by an insurance carrier arising out of subrogation.

9. All uninsured losses and all damages to the joint property shall be borne by the parties hereto in proportion to their respective interests herein.

                                   EXHIBIT "E"

      ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED
       EFFECTIVE JULY 1,2001, BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS
            OPERATOR, AND IVANHOE ENERGY (USA), INC., AS NON-OPERATOR

                            GAS BALANCING AGREEMENT
                                    ONSHORE

I.   Definitions

     A.   "Agreement" shall mean this Gas Balancing Agreement.

     B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

     C.   "Contract Area" is the area affected by the Operating Agreement.

     D. "Gas" includes natural gas produced from a Well that produces Gas Well Gas, including all constituent parts of such natural gas, except liquid hydrocarbons and condensate recovered by primary separation equipment.

     E. "Gas Well Gas" is gas produced from a Well classified as a gas well by the regulatory body having jurisdiction.

     F. "Oil Well Gas" is gas produced from a Well classified as an oil well by the regulatory body having jurisdiction.

     G. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

     H. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

     I. "Well" is defined as each well subject to the Operating Agreement that produces Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the wellbore.

II.  Application of this Agreement

The parties to the Operating Agreement to which this Gas Balancing Agreement is attached own the working or operating interests in the Gas underlying the Contract Area covered by such Agreement and are entitled to share in the percentages therein as stated in the Operating Agreement.

In accordance with the terms of the Operating Agreement, each party shall take its share of Gas produced from the Contract Area and market or otherwise dispose of same. In the event a party hereto does not take in kind or market its share of gas or has contracted to sell its share of Gas produced from the Contract Area to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Gas Balancing Agreement shall automatically become effective.

The Operator has the duty to control Gas production and the responsibility of administering the provisions of this Gas Balancing Agreement. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the intent that the Gas production accounts of all parties are, to the extent practicable, to be or become Balanced.

III. Storing and Making Up Gas Production

     A.   Right to Take and Market Gas

          During any period or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take that party's full share of the Gas produced from a Well located on the Contract Area, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well in the Contract Area, resulting in such party becoming Underproduced (such party being herein referred to as an "Underproduced party") the other party or parties shall be entitled, but not required to produce from said Well in the Contract Area and take or deliver to their respective purchaser(s), each month, all or a part of that portion of the allowable Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced party".

          Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced party or parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas who are also considered Overproduced.

          All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment in accordance with their respective interests and subject to the terms of the above described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

     B.   Making Up Underproduction

          Each party failing to market its share of the total volume of Gas produced or failing to take its full share of the total volume of Gas produced shall be considered Underproduced and shall be credited with Gas in storage equal to its percentage share of the total volume of Gas produced under this Agreement, less that portion of the Gas actually marketed or taken by such party, gas used in operations, vented, or lost. Any Underproduced party shall endeavor to bring its taking of Gas into a Balanced condition. Upon at least 30 days written notice to the Operator, any Underproduced party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented, or lost). To allow an Underproduced party to balance, upon 30 days written notice, an Underproduced party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented, or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year or years during which this agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of gas attributable to the Overproduced party or parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this agreement may be in place, an amount up to an additional twenty-five percent (25%) of the monthly quantity of Gas attributable to the Overproduced party or parties, beginning the first of the month immediately following the twenty (20) days written notice.

          If more than one Underproduced party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

     C.   Gas Balance Reporting

          Each party taking Gas shall furnish or cause to be furnished to the Operator a monthly written statement of Gas volumes taken and the identity of its Gas purchaser, if any, no later than thirty (30) days after the production month. Operator shall not be required to adjust its Gas accounting statements reflecting a different Gas purchaser until the first day of the month following the month in which such notice is received by the Operator. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. With respect to Gas purchased from or transported for more than one party by or through one pipeline connected to the Well, each party selling to or transporting through such one pipeline shall furnish to Operator or cause the pipeline owner to furnish to Operator monthly volume statements showing the split of ownership through such pipeline's sales or pipeline inlet meter during the preceding calendar month. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

          To determine respective volumes of Gas taken by separate gas pipeline connected to the Well, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and well measurement equipment which shall be in accordance with AGA requirements.

          Each party to this agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Gas Balancing Agreement.

     D.   Royalty and Production Tax

          At all times while Gas is produced from the Contract Area, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on its share of Gas production as if each party were taking or delivering to a Gas purchaser its share of Gas production. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments, and similar interests payable out of production.

          Each party producing and taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV.  Cash Settlement

     A.   Final Cash Balancing

          Should production of gas from the Contract Area be permanently discontinued before the gas accounts are balanced, the Operator shall make a final determination of the volume of the last accrued over- and underproduction, if any, as of the date of such permanent discontinuance and the identity of the party(s) who are over- or underproduced. A cash settlement will then be made between the Underproduced and Overproduced parties. In making such settlement, the Underproduced parties shall be paid a sum of money by the Overproduced parties equal to the value, computed as hereafter set forth, of the unrecouped cumulative balance of overproduction, less applicable taxes and royalties theretofore paid.

          In determining the value of the unrecouped cumulative balance of overproduction, beginning with the most recent month in which the Overproduced parties took a volume of gas in excess of the quantity to which such parties were entitled, hereafter called "overage," the volume of overage during such month shall be multiplied times the actual prices received for such overage during such month. The same calculation shall be made for the next preceding month in which an overage occurred and for each preceding month (progressing backward in time) in which an overage occurred until the total volume of the overages for these months equals the total volume of the unrecouped cumulative balance of overproduction for purposes of the cash settlement herein contemplated. Within ninety (90) days of permanent discontinuance, the Operator will supply to the Non-operator final volume gas balancing statements. Within one hundred eighty (180) days of permanent discontinuance, the Overproduced parties will pay or cause to be paid to the Underproduced parties their share of overage. Operator assumes no liability with respect to any such third party payments due any Underproduced party. If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.


     B.   Collection and Distribution

          Operator shall provide within thirty (30) days of permanent termination of Gas production a final accounting of the Gas balance to all parties hereto. Overproduced parties, within thirty (30) days of receipt of the final accounting of the Gas balance, shall provide Operator with a monthly statement of volume for each month during which overproduction occurred that has not been made-up. Within thirty
          (30) days after the receipt of such monthly statements for Overproduced parties, Operator shall calculate and invoice each Overproduced party for its share of the cash settlement, based on said volume statements, and the Cash Out Value due each Underproduced party. Overproduced parties shall make settlement, based on the invoice& amount, to the Operator within thirty (30) days after receipt of said invoice. Such payment shall relieve an Overproduced party of liability to any other party for the sums paid. Operator shall promptly distribute the funds it receives to the Underproduced parties in that proportion that each Underproduced party's volume of gas in storage bears to the total of all Underproduced parties volumes for Gas in storage.

     C.   Responsibility and Liability for Collection

          Operator shall not be liable to any Underproduced party for the failure of any Overproduced party to any amounts owed pursuant to the terms hereof. In the event that any party fails to pay any sum due under the terms hereof after demand therefore by the Operator, the Operator may turn responsibility for the collection of such sum to the party or parties to whom it is owed, and Operator shall have no further responsibility in the event that such sums are not paid. Any party shall have the right after expiration of thirty (30) days after the Operator shall have provided a final accounting of the Gas balance to all parties hereto to demand on thirty (30) days advance written notice to both Operator and all Overproduced parties that any payments due to such party for such party's Underproduced volumes shall be paid directly to such party by the Overproduced party(s), rather than being paid through Operator. In the event that any Overproduced party pays to Operator any sums due to an Underproduced party at any time after thirty (30) days following the receipt of such written notification of a demand that such

          Underproduced party receive such payment directly, the Overproduced party(s) shall continue to be liable to such Underproduced party for any sums so paid, until such payment is actually received by such Underproduced party. In no event shall Operator be liable or responsible for any amount of cash settlement based on a value asserted by an Underproduced party different than the value calculated based on the volume statements and Cash Out Value provided by the Overproduced party or parties. .

     D.   Ownership Changes

          In the event an Overproduced party intends to sell, assign, exchange or otherwise transfer any of its interest in a Well located on the Contract area, such Overproduced party shall notify in writing the other working interest owners who are parties hereto in such Well of such fact within forty-five (45) days prior to closing the transaction. Any Underproduced party may demand of such Overproduced party in writing, within twenty (20) days after receipt of the Overproduced party's notice of intent to sell, assign, exchange or otherwise transfer its interest in a Well, a cash settlement of its underproduction attributed to such Overproduced party's Overproduction in the Well. Any Underproduced party electing to cash settle with the Overproduced party shall thereby indemnify and hold the Overproduced party harmless against any causes of action, claims, losses or other actions which may be claimed by any third party, including, but not limited to, any purchaser of the Gas of the Underproduced party, as a result of the cash settlement. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Paragraph IV.D., and the Gas balance accounts of the parties shall be adjusted accordingly. Any cash settlement pursuant to this Paragraph 1V.D shall be on the same basis as otherwise set forth in Paragraphs 1V.A. through 1V.C. hereof.

          The provision of this Paragraph IV.D shall not be applicable in the event an Overproduced party has mortgaged its interest, or disposed of its interests by merger, reorganization, consolidation, or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary owns a majority of the stock of such company.

V.   Miscellaneous

     A.   Term

          This agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect, and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

     B.   Expenses

          Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the Contract Area as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

     C.   Well Tests

          Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

     D.   Monitoring of Takes of Production

          Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each well on said Contract Area so that no well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to its respective Gas Purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

     E.   Method of Tax Accounting

          In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all parties, each party agrees to compute and report income to the Internal Revenue service based on the quantity of Gas taken for its account (the cumulative method) in accordance with such regulations.

                                   EXHIBIT "F"


            ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING
              AGREEMENT DATED EFFECTIVE JULY 1, 2000 BY AND BETWEEN

        UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY
                          (USA) INC., AS NON-OPERATOR.

                EQUAL OPPORTUNITY & NON-SEGREGATION OF FACILITIES
                          CERTIFICATIONS AND AGREEMENTS

This contract shall be performed by Operator in compliance with all applicable laws, proclaimed, orders, rules and regulations, including, without limitation, the following:

1.   EQUAL EMPLOYMENT OPPORTUNITY

     A. Equal Opportunity Clause (41 CFR 60-l.4). (Applicable to all contracts for more than $10,000, individually; or if Operator has such contracts or subcontracts with the Government in any 12-month period which have an aggregate total value (or can reasonably be expected to have an aggregate total value) exceeding $10,000, the $10,000 or under exemption does not apply, and the contracts are subject to the order and the regulations issued pursuant thereto regardless of whether any single contract exceeds $10,000.)

The equal opportunity clause required by Executive Order 11246 of September 24, 1965, and prescribed in section 60-l.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-1.4(d) of said Regulations) as if set out in full at this point.

     B. Certification of Nonsegregated Facilities (41 CFR 60-l.8). (Applicable only to contracts which are not exempt from the provisions of the Equal Opportunity Clause set out above.) Operator certifies that it does not, and will not, maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not, permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity Clause required by Executive Order 11246 of September 24, 1965.

          As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, restrooms and washrooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

          Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that will forward that following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):


NOTICE TO PROSPECTIVE SUBCONTRACTORS OR REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES

          A certificate of Nonsegregated Facilities must be a submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

     C. Affirmative Action Compliance Program (41 CFR 60-l.40). (Applicable only if Operator (a) has 50 or more employees and (b) has a contract for $50,000 or more.)

          If required under section 60-1.40 of Title 41 of the Code of Federal Regulations, Operator certifies that it has developed, or agrees to develop, a written affirmative action program for each of its establishments within 120 days from the effectiveness of this contact or the first of the contracts of sale. Operator shall maintain or the first of the contracts of sale. Operator shall maintain such program until such time as it is no longer required by law or regulation. Operator shall maintain a copy of separate program for each establishment, including evaluation of utilization of minority group personnel and the job classifications tables, at each local office responsible for the personnel matters of such establishment.

     D. Employer Information Report (41 CFR 60-1.7). (Applicable only if Operator (a) had 50 or more employees, (b) is not exempt pursuant to 41 CFR 60-l.5 from the requirement for filing Employer Information Report EEO-1, and (c) has a contract or subcontract amounting to $50,000 or more.)

If required under section 60-l.7 of Title 41 of the Code of Federal Regulations to file, the Employer Information Report, Standard Form 100 (EEO-I), or such forms as may hereinafter be promulgated in its place, in accordance with the applicable instructions and will continue to file such report unless and until Operator is not required to so file by law or regulation.

2.   AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA

     A. Affirmative Action Clause (41 CFR 60-250.4). (Applicable only to contracts for $10,000 or more.)

          The affirmative action clause prescribed in section 60-250.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-250.22 of said Regulations) as if set out in full at this point.

     B. Affirmative Action Program (41 CFR 60-250.5). (Applicable to contracts for $10,000 or more only if Operator (a) has 50 or more employees and
          (b) holds a contract of $50,000 or more.)

          The affirmation action program prescribed in sections 60-250.22 of said Regulations) as if set out in full at this point.

3.   AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

     A. Affirmative Action Clause (41 CFR 60-741.4).(Applicable to contracts for $2,500 or more.)

          The affirmative action clause prescribed in section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by section 60-741.22 of said Regulations) as if set out in full at this point.

     B. Affirmative Action Program (41 CFR 60-741.5). (Applicable to contracts for $2,500 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

          The affirmative action program prescribed in sections 60-741.5 and 60-74l-6 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-741.22 of said Regulations) as if set out in full at this point.

4.   MINORITY BUSINESS ENTERPRISES (41 CFR 1-1.13, FEDERAL PROCUREMENT
     REGULATIONS)

     A.   Utilization of Minority Business Enterprises (41 CFR l-l.131O-2
          (a)). (Applicable only to contracts which may exceed $10,000 except those, and all subcontracts thereunder, to be performed entirely outside the United States, its possessions, and Puerto Rico, and those of services of a personal nature.)

          (1) It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

          (2) Operator agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprises" means a business, at least 50 percent of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish speaking American persons, American-Oriental, American-Indians, American-Eskimos, and American-Aleut. Operator may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of a independent investigation.

     B. Minority Business Enterprises Subcontracting Program (41 CFR 1-1.1310-2(b)). (Applicable to all contracts which may exceed $500,000 which contain the clause required by 41 CFR l-l.1310-2(a) and which offer substantial subcontracting possibilities.)

          (1) Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the above clause entitled "Utilization of Minority Business Enterprises") to be considered fairly as subcontractors and suppliers under this contract. In this connection, Operator shall:

               (a) Designate a liaison officer who will administer Operator's minority business enterprises program.

               (b) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

               (c) Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specification, and delivery schedules so as to facilitate the participation of minority business enterprises.

               (d) Maintain records showing (I) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and ward contracts to minority business enterprises.

               (e) Include the Utilization of Minority Business Enterprises clause is subcontracts which offer substantial minority business enterprises subcontracting opportunities.

               (f) Cooperate with the Contracting Officer in any studies and surveys of Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

               (g) Submit periodic reports of subcontracting to know minority business enterprises with respect to the records referred to in subparagraph (d), above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

          (2) Operator further agrees to inert, in any subcontract hereunder which may exceed $500,00 provisions which shall conform substantially to the language of this clause, including this paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

                                   EXHIBIT "G"

ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED JULY 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY
(USA), INC., AS NON-OPERATOR.

                     (this exhibit intentionally left blank)

                                   EXHIBIT "H"

ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT DATED JULY 1, 2001 BETWEEN UNION OIL COMPANY OF CALIFORNIA, AS OPERATOR, AND IVANHOE ENERGY
(USA), INC., AS NON-OPERATOR.

                       MODEL FORM RECORDING SUPPLEMENT TO
                  OPERATING AGREEMENT AND FINANCING STATEMENT

     THIS AGREEMENT, entered into by and between ____________ hereinafter referred to as "Operator," and the signatory party or parties other than Operator, hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."
     WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" (said land, Leases and Interests being hereinafter called the "Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or rights therein are reflected on Exhibit "A";
     WHEREAS, the parties hereto have executed an Operating Agreement dated ___________ (herein the "Operating Agreement"), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and
     WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.
     NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:
     1. This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.
     2. The parties do hereby agree that:
          A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.
          B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.
          C. All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties . hereto, as provided in the Operating Agreement.
          D. Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas Interests identified on Exhibit "A," all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.
          E. Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.
          F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereinafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.
          G. The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfers. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.
          H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of nonparticipation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.
          I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party's right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.
          J. Each party's interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party's share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement.
          K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.
     3. The parties hereby grant reciprocal liens and security interests as follows:
          A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security

AAPL-FORM 610RS - 1989


     interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.
          B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in oil and gas leases and interests covered by this agreement and the Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the operating agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.
          C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest, has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party or parties stating the amount due as a result of the default, and all parties waive any from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph,
          D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefor by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.
          E. If any party does not perform all of its obligations under this agreement or the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale & to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.
          F. The lien and security interest granted in this paragraph 3 supplements identical rights granted under the Operating Agreement.
          G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.
          H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.
     4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

     5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.
     6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.
     7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein.

AAPL - FORM 610RS-198

     8. Other provisions.

______________________________who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610RS-1989 Model Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles ______________________, have been made to the form.

     IN WITNESS WHEREOF, this agreement shall be effective as of the ___ day of _____________day of _______________________ year______________,



 ATTEST OR WITNESS:                                    OPERATOR

                                          ------------------------------------

                                          ------------------------------------

-----------------------------             By: --------------------------------
                                                   Type or Print Name



                                          Title:------------------------------

-----------------------------             Date:-------------------------------

                                          Address:----------------------------

 ATTEST OR WITNESS:                                  NON-OPERATOR

                                          ------------------------------------

                                          ------------------------------------

-----------------------------             By: --------------------------------
                                                   Type or Print Name



                                          Title:------------------------------

-----------------------------             Date:-------------------------------

                                          Address:----------------------------
 ATTEST OR WITNESS:

                                          ------------------------------------

                                          ------------------------------------

-----------------------------             By: --------------------------------
                                                   Type or Print Name



                                          Title:------------------------------

-----------------------------             Date:-------------------------------

                                          Address:----------------------------
 ATTEST OR WITNESS:

                                          ------------------------------------

                                          ------------------------------------

-----------------------------             By: --------------------------------
                                                   Type or Print Name



                                          Title:------------------------------

-----------------------------             Date:-------------------------------

                                          Address:----------------------------
 ATTEST OR WITNESS:

                                          ------------------------------------

                                          ------------------------------------

-----------------------------             By: --------------------------------
                                                   Type or Print Name



                                          Title:------------------------------

-----------------------------             Date:-------------------------------

                                          Address:----------------------------